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                                                                    EXHIBIT 10.8

                                AMENDMENT NO. I
                          TO THE OEM SUPPLY AGREEMENT
                             DATED JANUARY 8, 1996



Accent Color Sciences Inc. and Spectra, Inc. hereby agree to amend Section 9.2.2 of the OEM Supply Agreement dated January 8, 1996 as follows:

     The minimum volumes for Printheads (units) and Inks (kilograms) in 1996 shall be changed from 1,250 to 300 Printheads and from 2,500 to 1,500 kilograms of Inks.

     The OEM Supply Agreement, as amended above, shall remain in full force and effect.


Agreed as of July 12, 1996 by:


SPECTRA, INC.                                    ACCENT COLOR SCIENCES INC.

By:                                              By:

Printed:                                         Printed:

Title:                                           Title: